Prospectus Supplement (Sales Report) No. 5 dated November 18, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 360213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360213	$20,000	$20,000	10.83%	1.00%	November 14, 2008	November 14, 2011	November 14, 2012	$7,725

                This series of Notes was issued upon closing and funding of member loan 360213. Member loan 360213 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Charlotte Russe INC	Debt-to-income ratio:	8.20%
Length of employment:	6 years	Location:	SAN DIEGO, CA

Home town:	Salisbury
Current & past employers:	Charlotte Russe INC, US Airways Express/Piedmont
Education:	Baltimore School of Massage

This borrower member posted the following loan description, which has not been verified:

Hello! I want to consolidate bills and make one payment. I've heard great things about Lending Club and look forward to this opportunity. I have a great credit score and pay all bills on time, I just want to pay off everything, help my Dad and pay Lending Club instead of Credit Card Companies!! :) Thank you so much!!! Tamie

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,418.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360414

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360414	$16,000	$16,000	11.78%	1.00%	November 18, 2008	November 18, 2011	November 18, 2012	$4,200

                This series of Notes was issued upon closing and funding of member loan 360414. Member loan 360414 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Commonwealth of Kentucky	Debt-to-income ratio:	15.31%
Length of employment:	5 years 6 months	Location:	LOUISA, KY

Home town:	Louisa
Current & past employers:	Commonwealth of Kentucky
Education:	Morehead State University

This borrower member posted the following loan description, which has not been verified:

Before my full time employment and while in college I had accumulated around 10,000. After working for five years and realizing I was making no progress in paying off the cards just by making my monthly payments I decided to consolidate. I borrowed 15,000 and took the 5,000 to finish paying off my truck. One year after consolidating I realize that I have yet made another mistake as my APR is 21%. I have called to attempt to lower my rate as I have never missed a payment and most months pay more than due. I would rather have a little higher payment with a lower interest rate and have this paid off in 36 months versus keeping the high rate and paying $371 for the next 50 or so odd months. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,604.00	Public Records On File:	0
Revolving Line Utilization:	43.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360501

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360501	$3,900	$3,900	10.51%	1.00%	November 13, 2008	November 11, 2011	November 11, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 360501. Member loan 360501 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Michelle Kaufmann Designs	Debt-to-income ratio:	20.23%
Length of employment:	1 year 8 months	Location:	San Francisco, CA

Home town:	Santa Barbara
Current & past employers:	Michelle Kaufmann Designs
Education:

This borrower member posted the following loan description, which has not been verified:

I have a credit card with a 27% interest rate which I would like to pay off at a lower rate then cut up

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	30
Revolving Credit Balance:	$4,508.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why do you need a loan when you seem to make good money? an you just pay it from your savings?	Even though I make good money the current interest rate is ridiculous and with this loan I can cut the rate by more than 60%

Member Payment Dependent Notes Series 360527

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360527	$25,000	$25,000	15.25%	1.00%	November 14, 2008	November 11, 2011	November 11, 2012	$11,800

                This series of Notes was issued upon closing and funding of member loan 360527. Member loan 360527 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Dependable Properties	Debt-to-income ratio:	9.49%
Length of employment:	5 years	Location:	Duluth, GA

Home town:	Seoul
Current & past employers:	Dependable Properties, Patmell Wings
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate debt so that I can pay down the principle faster.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,003.00	Public Records On File:	0
Revolving Line Utilization:	48.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 360679

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360679	$15,000	$15,000	10.20%	1.00%	November 12, 2008	November 12, 2011	November 12, 2012	$8,825

                This series of Notes was issued upon closing and funding of member loan 360679. Member loan 360679 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,517 / month
Current employer:	St. Ambrose University	Debt-to-income ratio:	12.87%
Length of employment:	20 years	Location:	Cherokee Village, AR

Home town:	Cleveland
Current & past employers:	St. Ambrose University, University of Maryland University College, Ozarka Technical College
Education:	University of Iowa

This borrower member posted the following loan description, which has not been verified:

After a small business failure, I used credit card to supplement my part-time earnings from online teaching as I sought employment. (I have a Ph.D. in Business). I now have contracts with two Universities (St. Ambrose University in Iowa, and U. of Maryland University College) and our local vocational college so will be able to continue to repay expenses without withdrawing funds from my shrinking retirement account. I own my home and own and maintain a hybrid car that is paid off. I am in good health and pay for my own health insurance. I want to continue to live in the Arkansas Ozarks to help college students in this area get an education.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	17
Revolving Credit Balance:	$14,857.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360708

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360708	$6,500	$6,500	9.38%	1.00%	November 12, 2008	November 19, 2011	November 19, 2012	$3,200

                This series of Notes was issued upon closing and funding of member loan 360708. Member loan 360708 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	Bloomingdales	Debt-to-income ratio:	15.98%
Length of employment:	1 year 2 months	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	Bloomingdales, Kohler
Education:	Art Institute of Philadelphia

This borrower member posted the following loan description, which has not been verified:

Need to remove a line of trees in yard damaged by storm and also need to home repairs.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$583.00	Public Records On File:	0
Revolving Line Utilization:	21.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360719	$10,000	$10,000	11.78%	1.00%	November 12, 2008	November 12, 2011	November 12, 2012	$2,325

                This series of Notes was issued upon closing and funding of member loan 360719. Member loan 360719 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,109 / month
Current employer:	Northview Public Schools	Debt-to-income ratio:	17.67%
Length of employment:	2 years 4 months	Location:	Wyoming, MI

Home town:	Grand Rapids
Current & past employers:	Northview Public Schools, Kalamazoo College, GameStop
Education:	Grand Valley State University

This borrower member posted the following loan description, which has not been verified:

I am currently running an internet business I created 2 years ago. It has slowly increased in revenue and profits during that time. The holiday season is where my sites peaks for the year. I am looking for more funding to increase my advertising during this vital period. I will be using the loan to purchase low cost pay-per-click advertising for specific, high profit items. I have had great success with this in the past. 2007 Holiday Season: Advertising and Fixed Costs: $25,269 Revenue from Sales: $42,573 Holiday Gross Profit: $17,304 Why am I a good investment? - I am able to look each day to see if my advertising campaigns are having a good Return On Investment. When necessary, I can adjust advertising very quickly. - I have never missed a payment for any loan. - I have a great personal interest in my business and enjoy what I am doing. - My business lets my wife stay home with my daughter, and that is priceless to me. Thank you and I look forward to your investment.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,496.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
where is the site www.?	Actually, it is a network of sites. All of them are listed on www.CountdownNetwork.com. Video Game Countdown is my most popular.

Member Payment Dependent Notes Series 360750

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360750	$25,000	$25,000	13.67%	1.00%	November 12, 2008	November 12, 2011	November 12, 2012	$15,500

                This series of Notes was issued upon closing and funding of member loan 360750. Member loan 360750 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	ThinkBold Corporate Communications, LLC	Debt-to-income ratio:	23.05%
Length of employment:	8 years 11 months	Location:	Campbell, CA

Home town:	Munich
Current & past employers:	ThinkBold Corporate Communications, LLC
Education:	LM University Munich

This borrower member posted the following loan description, which has not been verified:

PR & Marketing Communications company is seeking a business loan to extend current business model. The company has been in business since 1999 and our revenue in 2007 was about $420,000. We have a healthy high-tech client base and long term agreements. Accounts receivable show that 2008 will be a good year despite the current market situation. Company / owner has never been late on any payments and has good credit ratings.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$238,903.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360929	$12,000	$12,000	13.99%	1.00%	November 12, 2008	November 13, 2011	November 13, 2012	$2,100

                This series of Notes was issued upon closing and funding of member loan 360929. Member loan 360929 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,057 / month
Current employer:	Visalia Times Delta	Debt-to-income ratio:	10.11%
Length of employment:	21 years 1 month	Location:	Visalia, CA

Home town:	Visalia
Current & past employers:	Visalia Times Delta
Education:	College of the Sequoias

This borrower member posted the following loan description, which has not been verified:

I have always worked hard and have been extremely responsible in the payment my bills. I am a divorced mom with three sons. Due to the divorce, my credit score includes a charge-off from Bank of America in 2004. I paid my ex an equalization payment in September 2004, he was court ordered to remove my name from the BOA account (which now shows charge off/key derogatory on my credit report) on or before October 1, 2004. Unfortunately my ex has not removed my name from this bad debt. My credit report with credit expert (experian) indicates a score of 703 with a plus score of 692. I do not have any late or missed payments on any of my sole accounts. I have tried unsuccessfully since August 2007 to get a debt consolidate loan at a decent rate. I even tried a credit service, but after some research I felt that my credit score would be harmed by the strategies of some of the companies. My goal is to pay off all my debt before I buy a home. I do not want to take on a mortgage with the self debt that I have acquired. I need to consolidate with a low interest to get the debt paid off in a reasonable amount of time. Thanks in advance for your help. ?Staci

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	39
Revolving Credit Balance:	$15,043.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi Staci. Are you planning on using the proceeds from this loan to reduce your existing revolving credit balance, or are you paying off other debt?	Hi, spseale! Yes, I am using the proceeds to pay off my existing credit balances. My goal is to buy a home on my own in 3 years, but I want to be debt free before I take on a mortgage. Thanks for the question, Staci

Member Payment Dependent Notes Series 361080

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361080	$16,750	$16,750	12.41%	1.00%	November 13, 2008	November 14, 2011	November 14, 2012	$6,500

                This series of Notes was issued upon closing and funding of member loan 361080. Member loan 361080 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Embarq	Debt-to-income ratio:	24.75%
Length of employment:	10 years 4 months	Location:	Apopka, FL

Home town:	San Jose
Current & past employers:	Embarq, Sprint Nextel Corp., University of Maryland
Education:	University of Maryland-European Division

This borrower member posted the following loan description, which has not been verified:

This loan is to payoff and close my credit cards. I want to pay off the principal I borrowed as quickly as possible, instead of just paying interest to the bank. With this loan I will get back to quickly paying off the principal and get out of debt for good.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,116.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how old are you?	In answer to your question, I'm 44 years old. Thank you for your consideration!

Member Payment Dependent Notes Series 361090

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361090	$25,000	$25,000	15.25%	1.00%	November 13, 2008	November 14, 2011	November 14, 2012	$10,000

                This series of Notes was issued upon closing and funding of member loan 361090. Member loan 361090 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Informa Research Services	Debt-to-income ratio:	15.56%
Length of employment:	20 years 8 months	Location:	Calabasas, CA

Home town:	Assiut
Current & past employers:	Informa Research Services
Education:	CSUN

This borrower member posted the following loan description, which has not been verified:

I'm in the process of starting a new Dry Cleaner plant on premisses. The total cost of the project is approx. $300K. We've put in about $105 of our money plus we're leasing the equipment which we got approval on for $165. We're short about $25K-$30K. I'm employed for a company and will continue to do so. I've there for over 20 years. My annual salary is $115K + bonus. My partner will be working in the store full time. It's in a great location, Woodland Hills, CA. on Ventura Blvd. My partner has over 15 years of experience working in that business.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1976	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$95,356.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361098

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361098	$8,000	$8,000	11.14%	1.00%	November 17, 2008	November 17, 2011	November 17, 2012	$3,725

                This series of Notes was issued upon closing and funding of member loan 361098. Member loan 361098 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Cottage Health Systems	Debt-to-income ratio:	8.64%
Length of employment:	8 years	Location:	CARPINTERIA, CA

Home town:	Santa Barbara
Current & past employers:	Cottage Health Systems, Four Seasons Resort
Education:	Santa Barbara City College

This borrower member posted the following loan description, which has not been verified:

To pay off some small debts, making some minor repairs and small purchases.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,754.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361117	$20,000	$20,000	15.88%	1.00%	November 14, 2008	November 14, 2011	November 14, 2012	$3,800

                This series of Notes was issued upon closing and funding of member loan 361117. Member loan 361117 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Covansys- a CSC Company	Debt-to-income ratio:	0.98%
Length of employment:	3 years 5 months	Location:	Fontana, CA

Home town:
Current & past employers:	Covansys- a CSC Company, IBM Global services
Education:

This borrower member posted the following loan description, which has not been verified:

Hi, I have got fico score of 720. I have recently purchased house two months back at 349900/- . i have paid down payment of 10% and current loan outstanding is 3,11,000/- @6.75%. Recently i have got aprroved refinacing offer for 2,72,000/ @ 5.125% . If i get this refinacing deal done i will be saving around 500/- in instalment plus 165/- in PMI . so net saving is around 650(appx)/- per month . Only problem is i need to bring nearly 40,000/- more . i can arrange to put 20,000/- from my saving, so i am looking for loan of 20,000/- to bridge the shortfall. My current salary is 80,000/-per annum . Although i have lot of 0% apr credit offer from credit cards but i do not want to take those as rate will jump after intial period. Thanks

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,401.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have 7 inquiries in the last 6 months. it appears you are looking around to get money however way you can. Are you taking other loans? Why?	As i mentioned earlier i purchased home just two months back , so there were inquires for home loan and after i purchased home i needed applicances , since Home depot have 0% apr offer for applicances for full one year ,so i got one credit line opened at that time. But i have used only 1500/- and that shows in total of 3400/- credit used . I needed to get american express card for costco purchases & gas rebate . After i settle down in new home , i started looking for way to reduce home installment by using refinance as rate have come down quite , i expect refund of around 10,000/- in taxes back in feb/march 2009 (that Includes tax credit from fedral govt).i expect to pay this loan down in two years max , with saving from around 650-700/- from refinance. Hope that answers your question.

Member Payment Dependent Notes Series 361119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361119	$11,000	$11,000	8.00%	1.00%	November 13, 2008	November 14, 2011	November 14, 2012	$25

                This series of Notes was issued upon closing and funding of member loan 361119. Member loan 361119 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Clyde Bergemann	Debt-to-income ratio:	1.94%
Length of employment:	10 years 4 months	Location:	Lilburn, GA

Home town:	Akron
Current & past employers:	Clyde Bergemann
Education:	University of Akron Main Campus

This borrower member posted the following loan description, which has not been verified:

I am having surgery that is not covered under my health plan. I am paying 40% out of my savings and would like to borrow the balance and pay it off as quickly as possible.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1977	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,879.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How quickly do you intend to pay off this loan?	I hope to pay off the loan within 18 months.
Do you mind (if not too personal) talk about the medical procedures and the recovery process after? will the procedure prohibit you from working for some time after it?	I will return to work after a long weekend.

Member Payment Dependent Notes Series 361146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361146	$13,500	$13,500	10.83%	1.00%	November 14, 2008	November 14, 2011	November 14, 2012	$1,950

                This series of Notes was issued upon closing and funding of member loan 361146. Member loan 361146 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	C. S. P. - Sacramento	Debt-to-income ratio:	11.52%
Length of employment:	9 years 11 months	Location:	Garden Valley, CA

Home town:	Portland
Current & past employers:	C. S. P. - Sacramento, California Correctional Center - Susanville, CA, Georgetown Family Medical Center - Georgetown, CA, Papa's Pizzaria - Georgetown, CA
Education:	El Dorado Center - Placerville, CA, Sierra College - Rocklin, CA

This borrower member posted the following loan description, which has not been verified:

I want to pay off all my credit cards, cancel them, and be able to start saving more money. I also would like a little extra money for Christmas.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,266.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361161

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361161	$19,000	$19,000	10.83%	1.00%	November 14, 2008	November 14, 2011	November 14, 2012	$10,600

                This series of Notes was issued upon closing and funding of member loan 361161. Member loan 361161 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Woodland School District 50	Debt-to-income ratio:	14.34%
Length of employment:	12 years	Location:	GURNEE, IL

Home town:	Hobart
Current & past employers:	Woodland School District 50, General Cinema Theatres
Education:	Indiana University-Northwest, Purdue University-Calumet Campus, University of Missouri-Columbia

This borrower member posted the following loan description, which has not been verified:

This particular loan will be used for debt consolidation ($19,000). There are two credit cards with high interest rates (14.99%) that I would like to consolidate. One of the credit cards, American Express, has $13,800 on it. The other, a Chase Platinum card, currently has $5200.00. The three-year loan provided by Lending Club will allow me to get out of debt with penalty (interest), however, after the term of the loan, I should be debt free.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,503.00	Public Records On File:	0
Revolving Line Utilization:	55.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 361165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361165	$9,600	$9,600	13.67%	1.00%	November 14, 2008	November 14, 2011	November 14, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 361165. Member loan 361165 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,319 / month
Current employer:	United States Army	Debt-to-income ratio:	13.97%
Length of employment:	5 years 9 months	Location:	Federal Way, WA

Home town:	St. Louis
Current & past employers:	United States Army, 1st Special Forces Group, Fort Lewis, WA
Education:	Central Missouri State University

This borrower member posted the following loan description, which has not been verified:

Seeking financing for a business registration and licensing. I'm a commodities trader. I own a Limited Liability Company in the state of Washington, through which I trade commodities (mainly foreign currency exchange). I'm working toward becoming a Commodity Trading Advisor, requiring registration with the federal regulatory bodies of the CFTC and NFA. This is will allow me to trade clients accounts at our brokerage. Additionally, I'll need to construct a website to manage client profiles and registration with my business. Becoming an advisor wasn't something I was interested in when I got started trading, but I've been encouraged by my friends and family who are interested in the opportunity to invest with me.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	46
Revolving Credit Balance:	$9,375.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361198	$8,500	$8,500	16.83%	1.00%	November 17, 2008	November 17, 2011	November 17, 2012	$900

                This series of Notes was issued upon closing and funding of member loan 361198. Member loan 361198 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Lipman Hearne	Debt-to-income ratio:	14.68%
Length of employment:	10 years	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	Lipman Hearne
Education:	Roosevelt University, Clark Atlanta University

This borrower member posted the following loan description, which has not been verified:

I had to take out a private loan a year and a half ago to pay off my last semester of college. Because my I didn't have established credit at the time, I was only eligible for a signature loan through bank with a really high interest rate. I've been paying on the loan since I graduated, but I feel like I'm paying more interest than anything. I would like to take out a loan with a lower interest rate, so that I can pay off the balance a little faster.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1977	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	14
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please share the terms of that other loan?	Sure. The $10k loan is to be paid off over a 10 year period, and I would have ended up paying almost $30,000. I tried to refinance the loan a year ago, but it didn't help much.

Member Payment Dependent Notes Series 361214

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361214	$15,000	$15,000	12.72%	1.00%	November 14, 2008	November 15, 2011	November 15, 2012	$7,300

                This series of Notes was issued upon closing and funding of member loan 361214. Member loan 361214 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	24.94%
Length of employment:	n/a	Location:	Sartell, MN

Home town:
Current & past employers:	Verso Paper
Education:	Brown College

This borrower member posted the following loan description, which has not been verified:

I really would like to put all of my credit card balances and a small student loan into one loan, so that I can make just one payment and save money in interest too.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	57
Revolving Credit Balance:	$8,214.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361215

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361215	$9,000	$9,000	13.99%	1.00%	November 14, 2008	November 15, 2011	November 15, 2012	$2,550

                This series of Notes was issued upon closing and funding of member loan 361215. Member loan 361215 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,183 / month
Current employer:	PTV America Inc.	Debt-to-income ratio:	10.71%
Length of employment:	2 years 8 months	Location:	Albany, OR

Home town:	Corvallis
Current & past employers:	PTV America Inc., Unitrin Insurance (formerly Valley Insurance)
Education:

This borrower member posted the following loan description, which has not been verified:

There are several uses that I have planned for this loan. I would like to get rid of my high interest credit card, pay off an existing loan to my parents (they don't expect me to, but I would like to be done with it), and I have a daughter starting college next year and I would like to be able to help her get started and also purchase a laptop for her graduation gift.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	61
Revolving Credit Balance:	$3,015.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361219

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361219	$12,000	$12,000	14.30%	1.00%	November 14, 2008	November 15, 2011	November 15, 2012	$4,000

                This series of Notes was issued upon closing and funding of member loan 361219. Member loan 361219 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	US Air Force	Debt-to-income ratio:	20.87%
Length of employment:	5 years 1 month	Location:	Albuquerque, NM

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

We currently have a mortgage on a house we just moved out of due to my job relocating. Due to the housing market, we're unable to sell it currently in a reasonable amount of time. The rental market in that area is good, and the local military installation is bringing in more jobs in the next two years which should improve the rental market even more. Both bathrooms in the house need some remodeling before we can rent it, so this loan would enable us to hire someone locally to finish the remodeling, and place the house on the rental market for an amount that would more than cover our mortgage. We would like to continue to own the house, as we want to move back in the future, and selling the house really isn't an option right now. We only lived in the house about 2.5 years, and don't have enough equity built up to fund this remodeling project.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	70
Revolving Credit Balance:	$12,089.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how come the house mortgage does not reflect on your credit profile	I'm not sure if lenders can see a credit report that I'm not able to see, but this November (2008) I've pulled both my Equifax and Experian reports and it's listed on both. Perhaps you are referring to why my listing says 'Rent' instead of 'Own'. As my listing says, we have moved out of the house we are remodeling, and are renting in our new location.

Member Payment Dependent Notes Series 361282

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361282	$7,000	$7,000	9.07%	1.00%	November 12, 2008	November 15, 2011	November 15, 2012	$600

                This series of Notes was issued upon closing and funding of member loan 361282. Member loan 361282 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Morgan Stanley	Debt-to-income ratio:	21.65%
Length of employment:	3 years 9 months	Location:	Baltimore, MD

Home town:	Williamsport
Current & past employers:	Morgan Stanley
Education:	Penn state University - University Park

This borrower member posted the following loan description, which has not been verified:

I am relocating from Baltimore, MD to New York City, NY and need additional financial support to help with the cost of relocating.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,368.00	Public Records On File:	0
Revolving Line Utilization:	16.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Craigs List is the best way to find a place -- its best to have a roommate. Be aware of VERY high broker fees if you go for a lease yourself.	Hey, thanks for the heads up.
I agree with armstrongr, you dont need to pay a broker fee in this environment. What will your role be for Morgan Stanley in NYC?	Thanks for the help. I've found things on craigslist that are almost too good to be true. I'll be in the great and almighty tax department. Just in time for corp tax season!

Member Payment Dependent Notes Series 361289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361289	$8,000	$8,000	14.30%	1.00%	November 12, 2008	November 15, 2011	November 15, 2012	$800

                This series of Notes was issued upon closing and funding of member loan 361289. Member loan 361289 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,100 / month
Current employer:	Minnesota Sports and Entertainemnt	Debt-to-income ratio:	23.27%
Length of employment:	3 months	Location:	SAINT PAUL, MN

Home town:	Orinda
Current & past employers:	Minnesota Sports and Entertainemnt, Northern Michigan University, Northern Star Broadcasting, Bank of the West, Lawrence Berkeley National Laboratory
Education:	Northern Michigan University

This borrower member posted the following loan description, which has not been verified:

After graduating college and starting a job I would like to pay off some debts I have from a couple credit cards. The full amount of the loan will be used immediately towards paying off my cards. I think a loan will help me pay off the cards much faster than any other option I have and the smaller payments will help me out financially on a monthly basis.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,531.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
PLS GIVE CURRENT JOB DESCRIPTION. THANKS.	I work media relations for a sports team. I have many different responsibilities including writing game notes for each game that are distributed to the media, writing stories for our website, and I also write feature stories for our game programs. I also help with press releases and video features on our website. Those are my major responsibilities and there are many minor day-to-day responsibilities that I have to help out around the office and make sure everything is taken care of.

Member Payment Dependent Notes Series 361356

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361356	$25,000	$25,000	11.46%	1.00%	November 17, 2008	November 16, 2011	November 16, 2012	$15,600

                This series of Notes was issued upon closing and funding of member loan 361356. Member loan 361356 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Self Employed	Debt-to-income ratio:	13.86%
Length of employment:	3 years 3 months	Location:	Hockessin, DE

Home town:	Hockessin
Current & past employers:	Self Employed
Education:	REC Kurukshetra, India

This borrower member posted the following loan description, which has not been verified:

Our granite and marble import and distribution company is looking for a business loan to cash in on opportinities the high conversion rate of the US Dollar presents currently. The company has been in operating since 2005 and our YTD revenues in 2008 are close to $1.5 million. We have a large customer base and long term agreements with overseas suppliers. The economic turbulence has helped propel US Dollar to historic highs and we are in a position to obtain excellent raw material at 20-25% lower cost that will help maximise the profits for the next year. Company / owner has never been late on any payments and has good credit ratings.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,055.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361375

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361375	$10,000	$10,000	8.00%	1.00%	November 14, 2008	November 16, 2011	November 16, 2012	$3,400

                This series of Notes was issued upon closing and funding of member loan 361375. Member loan 361375 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Harlem Consolidated School Distric	Debt-to-income ratio:	20.25%
Length of employment:	18 years	Location:	ROCKTON, IL

Home town:	Ukiah
Current & past employers:	Harlem Consolidated School Distric, Jo Ann Stores
Education:	Eastern Illinois University, University of Illinois at Urbana-Champaign, Northern Illinois University, Aurora University, Rockford College

This borrower member posted the following loan description, which has not been verified:

Consolidated credit cards and major purchases

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,632.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361393	$9,450	$9,450	10.83%	1.00%	November 17, 2008	November 16, 2011	November 16, 2012	$5,050

                This series of Notes was issued upon closing and funding of member loan 361393. Member loan 361393 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Mitchell, Silberberg & Knupp	Debt-to-income ratio:	14.33%
Length of employment:	1 year 8 months	Location:	Los Angeles, CA

Home town:	Santa Monica
Current & past employers:	Mitchell, Silberberg & Knupp, Morrison & Foerster
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

For the tax years 2004 and 2006, I have an ugly little debt to the IRS which is disturbingly overdue. My sole proprietorship is now closed, and I have returned to a secure job in the industry and specialty in which I have been steadily employed for nearly twenty years. This loan will be used to pay the IRS a lump sum which I will be comfortably able to repay to my lender(s). Thank you.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,823.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
ARE YOU A CPA ? THANKS	No, I am not a CPA.
"secure job in the industry" ? ? ?	"in which I have been steadily employed for nearly twenty years" That industry is law firm IT.
Will this loan fully repay the IRS debt?	Yes. 100%, including all taxes, penalties and interest.

Member Payment Dependent Notes Series 361404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361404	$16,000	$16,000	15.25%	1.00%	November 17, 2008	November 16, 2011	November 16, 2012	$6,625

                This series of Notes was issued upon closing and funding of member loan 361404. Member loan 361404 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,850 / month
Current employer:	SunTrust Banks	Debt-to-income ratio:	11.48%
Length of employment:	2 years 4 months	Location:	Duluth, GA

Home town:	Virgin Islands
Current & past employers:	SunTrust Banks, Wachovia Bank
Education:	SUNY College of Technology at Alfred

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my high interest credit cards and personal debt and consolidate into to one payment. Providian $3400 monthly pymt $ 90 Orchard $1400 monthly pymt $ 50 Home Depot$ $2500 monthly pymt $60 American Exp $1300 monthly pymt$25 SunTrust $8500 monthly pymt $130 Citifinancial $3500 monthly pymt $184 The Suntrust debt is fairly new, I took out an employee loan to assist my son with his business and my FICO score has dropped. This loan will enable my score to go up and allow me one payment instead of 6 payments.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,052.00	Public Records On File:	0
Revolving Line Utilization:	88.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In the light of the banking/credit crisis how secure is your job? And do you have a written budget?	My job is very secure. I am very confident about my current employer SunTrust Bank. I have been working in the banking industry since 1988 my current role in banking is providing administrative support to bank executives. Also, I obtain my degree in court reporting in 2006 from Alfred State so I am also skilled to work as court reporter in any event the banking/credit crisis affects my banking career. Our judicial system is always in need of court reporters and I can easily make the transition when and if necessary. Yes, I do have a written budget and I always stick to my budget. It is my guide that allows me complete the task at hand.

Member Payment Dependent Notes Series 361495

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361495	$9,000	$9,000	10.83%	1.00%	November 17, 2008	November 17, 2011	November 17, 2012	$4,200

                This series of Notes was issued upon closing and funding of member loan 361495. Member loan 361495 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,208 / month
Current employer:	Diamond Nexus Labs	Debt-to-income ratio:	17.86%
Length of employment:	1 year	Location:	Milwaukee, WI

Home town:	Milwaukee
Current & past employers:	Diamond Nexus Labs, eFunds Corp, Fidelity National Information Services, Top Floor Technology
Education:	Ottawa University-Milwaukee, Techskills.com

This borrower member posted the following loan description, which has not been verified:

Hi. I currently have a car loan at 8.9% that I have only 9,000 left to pay on. I want to consolidate that and another 2,500 mini loan I have into one with a decent interest rate. I figure I could save myself $121 per month and pay this off in 3 years. Thanks for helping a responsible college grad with a good paying job. Jonathan

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHAT IS THEINTEREST RATE ON YOUR "2,500 mini loan" ?	The interest rate is 10% on the mini, and 8.9% on my car. Here is the thing, I am paying way too much insurance on my car because it is still under a loan. If I can free that up and get the title I can carry liability. My current car insurance is $200 per month on a 2003 eclipse, that is insane. Granted I am 23 but seriously I have not been an accident and have no speeding tickets. This loan will help me pay off everything in 36months.

Member Payment Dependent Notes Series 361549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361549	$3,000	$3,000	11.14%	1.00%	November 13, 2008	November 18, 2011	November 18, 2012	$200

                This series of Notes was issued upon closing and funding of member loan 361549. Member loan 361549 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	leslie digital imaging	Debt-to-income ratio:	4.54%
Length of employment:	3 years	Location:	BROOKLYN, NY

Home town:	San Diego
Current & past employers:	leslie digital imaging, Canon Business Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

i have 1500 waiting after moving out of my current apartment from the deposit but need the deposit requested for the new apartment now. Also using this to build credit since i can get the money from family.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	72
Revolving Credit Balance:	$4,693.00	Public Records On File:	0
Revolving Line Utilization:	75.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361634

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361634	$10,000	$10,000	13.67%	1.00%	November 14, 2008	November 19, 2011	November 19, 2012	$3,200

                This series of Notes was issued upon closing and funding of member loan 361634. Member loan 361634 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	consolidated	Debt-to-income ratio:	12.54%
Length of employment:	1 year	Location:	COLLEGE POINT, NY

Home town:	Brooklyn
Current & past employers:	consolidated, Sentry Communications
Education:	St Francis College

This borrower member posted the following loan description, which has not been verified:

payoff

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,860.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a $500 to $1000 cash reserve in a savings or money market account so you don't have to use credit cards for emergencies?	Yes not using credit cards no more.

Member Payment Dependent Notes Series 361645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361645	$25,000	$25,000	15.25%	1.00%	November 18, 2008	November 18, 2011	November 18, 2012	$6,600

                This series of Notes was issued upon closing and funding of member loan 361645. Member loan 361645 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,000 / month
Current employer:	n/a	Debt-to-income ratio:	11.74%
Length of employment:	n/a	Location:	Mclean, VA

Home town:	Mumbai
Current & past employers:	Federal Home Loan Mortgage Corporation (Freddie Mac), Advanced Technology Systems Corporation
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

Dear Lending Club Lender(s), I would like to thank you very much for taking the time out to read my Small Business Loan request and making it a viable option in your investing portfolio. My family has been in the retail industry since 1975. We sell low-cost, high-profit margin items such as basic work clothing, evening-wear, resort-wear, and cruise-wear. Additionally, we sell silver, amber, larimar, and other low-cost jewelry. Our profit margins are generally greater than 15% based on the cost of goods sold. I also have a full-time job as a senior technology consultant for a prestigious consulting firm and make over $80,000 annually with a minimum 7% bonus. I also have 3 investment properties with LTV ratios well below 80% and I have a positive net cash flow of $600/month. My gross rental income is $3120/month with grade A tenants. Our business has well-established, long-standing relationships with local banks. Currently, we are comparing our options between peer-to-peer lenders and local banks. Due to the tight credit market, the fees, interest rates, and points are a bit too high at local banks. The loan would be used to finance the purchase of inventory and will more than likely be paid off early. Therefore, we thought lending club might be a better fit. With that in mind, below is a breakdown of our income statement from FY' 07: Revenue:....... $627,300.00 COGS:............ $(319,923.00) ------------------------------------ Gross Margin:..$307,377.00 ------------------------------------ Rent:.............. $(65,400.00) Salary:........... $(96,000.00) Utilities:..........$(29,100.00) Insurance:..... $(48,000.00) ----------------------------------- Total Exp:...... $(238,500.00) ------------------------------------ Op. Income:....$68,877.00 ------------------------------------ Taxes:............ $(13,775.40) ------------------------------------ Net Income $55,101.60 ----------------------------------- Proft Margin 17%

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,794.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain why it says N/A for your employer and have you had any delinquencies?	I am not sure why I have N/A for my Employer. Lending Club called me to verify and I provided them with all the necessary information. I work for a large consulting firm in the DC area in the government contracting business. So my job is relatively stable for the most part. I have never had any delinquencies at all. Please feel free to ask me any other questions. Thanks, once again, for everyone's help.
Do you have a website that you sell your items?	No, unfortunately, we do not have a website. I personally did some cost-benefit analysis to determine whether or not it is worth while and it isn't due to site maintenance and keeping up to date.

Member Payment Dependent Notes Series 361648

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361648	$25,000	$25,000	17.78%	1.00%	November 17, 2008	November 18, 2011	November 18, 2012	$11,250

                This series of Notes was issued upon closing and funding of member loan 361648. Member loan 361648 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Selman & Company	Debt-to-income ratio:	12.99%
Length of employment:	10 years 2 months	Location:	Leroy Township, OH

Home town:
Current & past employers:	Selman & Company
Education:	Kent State University-Kent Campus

This borrower member posted the following loan description, which has not been verified:

My wife and I recently built a home as an owner/builder construction loan. The amount of money from the bank did not cover our total costs to build so we had to use our credit cards. My wife and I are both employed fulltime, she as a teacher, and myself as an IT manager. Prior to the construction, we only had a mortgage and a college loan. Our vehicles were paid in full, we had money in the bank and we funded our 401k(s). We are trying to pay off each card, one at a time, but the interest rates on some are 25 percent. We would like to pay off our high interest rate cards and combine them into one structured payment. We would close or have the card limits reduced once they are paid. We have recently tried to transfer balances to other low interest cards, so I believe this may have cause our credit score to lower a bit. We have more than $2,000 each month to pay toward this debt, but the interest on some of the cards consumes almost half. My wife and I both have a bachelor degree from a State University and are responsible with our finances. Having been denied for a loan is so discouraging when we have worked so hard. Thank you, Bryan

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	4
Revolving Credit Balance:	$35,251.00	Public Records On File:	0
Revolving Line Utilization:	83.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 361687

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361687	$6,000	$6,000	10.51%	1.00%	November 14, 2008	November 18, 2011	November 18, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 361687. Member loan 361687 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Springfield Business Systems	Debt-to-income ratio:	14.36%
Length of employment:	n/a	Location:	SPRINGFIELD, MO

Home town:	Dallas
Current & past employers:	Springfield Business Systems, Springfield Vending
Education:	Ozarks Technical Community College

This borrower member posted the following loan description, which has not been verified:

I owe $3500 on my Motorcycle, a 05 suzuki GS500F, $2000 on a VISA, and $500 on a loan for my car. I have no trouble making any and all of these payments, it would just be in my best interest to consolidate them all into one payment I can focus all my resources on. Lately I've been paying 4-5x the minimum on my car, and 2x the minimum on my VISA.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,028.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361726

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361726	$5,375	$5,375	10.51%	1.00%	November 14, 2008	November 18, 2011	November 18, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 361726. Member loan 361726 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,742 / month
Current employer:	Horace Mann Insurance	Debt-to-income ratio:	19.80%
Length of employment:	8 years	Location:	RED LION, PA

Home town:
Current & past employers:	Horace Mann Insurance
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

Loan will be used to pay off a car loan so I can put the car in my sons name.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,494.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 361781

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361781	$8,750	$8,750	12.72%	1.00%	November 18, 2008	November 18, 2011	November 18, 2012	$1,675

                This series of Notes was issued upon closing and funding of member loan 361781. Member loan 361781 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,218 / month
Current employer:	VISIONSCAPES INC	Debt-to-income ratio:	20.12%
Length of employment:	7 years 1 month	Location:	Conyers, GA

Home town:
Current & past employers:	VISIONSCAPES INC
Education:

This borrower member posted the following loan description, which has not been verified:

I have 2 Bank of America Visa Cards, one of which is inactive as I had it closed due to constant interest rate increases. I have kept one card active as I feared closing it would further hurt my credit. I would like to have one payment but more importantly I would like a lower rate than I currently have.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,965.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361794	$25,000	$25,000	13.99%	1.00%	November 18, 2008	November 18, 2011	November 18, 2012	$13,700

                This series of Notes was issued upon closing and funding of member loan 361794. Member loan 361794 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Imperastaff	Debt-to-income ratio:	19.76%
Length of employment:	2 years	Location:	Missouri City, TX

Home town:	Gainesville
Current & past employers:	Imperastaff, Philip Services Corporation
Education:	University of Houston-Victoria

This borrower member posted the following loan description, which has not been verified:

A couple credit card companies have raised their rates to 30%, which is making it difficult for me to keep up. I'll use this loan to pay off the balances on those accounts. I'll have no trouble paying a loan with a fixed, reasonable rate.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	6
Revolving Credit Balance:	$41,077.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361816

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361816	$5,000	$5,000	8.00%	1.00%	November 12, 2008	November 18, 2011	November 18, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 361816. Member loan 361816 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Perot Systems	Debt-to-income ratio:	4.28%
Length of employment:	4 years 2 months	Location:	Walnut Creek, CA

Home town:	Gateshead
Current & past employers:	Perot Systems, IBM
Education:	Monash University

This borrower member posted the following loan description, which has not been verified:

The Loan request is for the purchase of a second hand vehicle; well, strictly speaking I have already purchased the vehicle on a card, but wish to pay the card off ass soon as possible, to avoid the higher interest rate. The vehicle is a 2001 Subrau Legacy, 114k miles. Original purchase price $6100.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,442.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361849

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361849	$8,400	$8,400	11.14%	1.00%	November 18, 2008	November 18, 2011	November 18, 2012	$3,700

                This series of Notes was issued upon closing and funding of member loan 361849. Member loan 361849 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	Gremesco of FL	Debt-to-income ratio:	11.88%
Length of employment:	4 years	Location:	WEST PALM BEACH, FL

Home town:	West Palm Beach
Current & past employers:	Gremesco of FL, Gresham & Associates, AA Riteway Insurance Agency
Education:	Broward Community College, Union Institute & University

This borrower member posted the following loan description, which has not been verified:

Need to go back to school for something completely different than what I do now (Insurance Broker)- Environmental Studies, looking to get my BA. Student Loans are too high and I don't qualify for governmental help

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,216.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be continuing to work while you go to school? If not, how will you pay back this loan?	Yes, I have have a full time job as a wholesale insurance broker.

Member Payment Dependent Notes Series 361859

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361859	$10,000	$10,000	11.46%	1.00%	November 18, 2008	November 18, 2011	November 18, 2012	$2,275

                This series of Notes was issued upon closing and funding of member loan 361859. Member loan 361859 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Destineer Studios	Debt-to-income ratio:	4.43%
Length of employment:	3 months	Location:	Timonium, MD

Home town:	West Palm Beach
Current & past employers:	Destineer Studios, Firaxis Games, Raven Software
Education:

This borrower member posted the following loan description, which has not been verified:

My Wife and I just recently got married and in doing so spent a significant amount of our funds in preparations and the honeymoon. Well soon thereafter, I received an amazing offer for my dream job! So now we're looking into moving across the country (expenses paid by the company) and have found a perfect house which happens to be in pre-foreclosure at a price WELL below neighborhood comps (provided by our realestate agent and country records). This could mean instant equity for us! With my new salary we will easily be able to afford the mortgage but we just spent all that money that we now need to purchase this home. So the situation we're in is that we are fully pre-qualified, have the money for closing, but need some additional money to put down, otherwise we can't secure the loan! I have a great credit score, always make my payments and am well within my capacity to afford this home and this loan. I'm a responsible spender that keeps a budget with a good history of paying off his loans. I have no car payment and we sold our old house (for a loss) a few months back. My Wife and I are expecting our first child in 7 months and we both dread the thought of not having a nursery ready in a place we can settle and raise our child at. Please help make our dream come true!

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,175.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What will be your monthly mortgage payment?	On the GFE the broker we've been working with provided us the monthly payment is around $1800. However, the taxes are actually lower than he thought they would be so the amount for tax escrow a month will be less, making the payment a little lower than that. By comparison, we had an over $2000 payment on our old townhome in Maryland. I hope that satisfies your question and thanks for the interest!
Is your GFE broker aware that some of your downpayment is coming from borrowed money? If not, will you still be eligible for a loan with this added indebtedness?	Yes, as a matter of fact initially we were pre-qualified (he said easily) for a loan $50,000 more than our current budget. The main reason we need this loan is due to the fact that full financing (via 80/20's) are a thing of the past due to the current economic crisis. Even with the best credit banks just won't take a chance even on people with a good track record of paying their debt (and with the ability to). Thank god for social lending. :-)

Member Payment Dependent Notes Series 361874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361874	$9,975	$9,975	13.99%	1.00%	November 17, 2008	November 18, 2011	November 18, 2012	$2,000

                This series of Notes was issued upon closing and funding of member loan 361874. Member loan 361874 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,585 / month
Current employer:	Loyola University Chicago	Debt-to-income ratio:	4.15%
Length of employment:	4 years 3 months	Location:	Evanston, IL

Home town:	Aiken
Current & past employers:	Loyola University Chicago
Education:	Lander University, University of South Carolina-Columbia (USC)

This borrower member posted the following loan description, which has not been verified:

Who isn't looking to make life easier? I know I am, and this would definitely do that! My wife and I want to put our credit cards into one monthly payment. This will help us to end our debt in 3 years, or less! This is important to us because we want to buy a Bed and Breakfast, and this is one of the steps in our plan...reduce debt, while saving. Help us stop wasting money with Discover, WaMu, and Home Depot by paying separate interest rates. Thank you.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	39
Revolving Credit Balance:	$11,574.00	Public Records On File:	0
Revolving Line Utilization:	75.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361876

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361876	$5,000	$5,000	13.04%	1.00%	November 14, 2008	November 18, 2011	November 18, 2012	$750

                This series of Notes was issued upon closing and funding of member loan 361876. Member loan 361876 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,458 / month
Current employer:	Houlihans	Debt-to-income ratio:	20.38%
Length of employment:	4 years	Location:	HARRISBURG, PA

Home town:
Current & past employers:	Houlihans
Education:

This borrower member posted the following loan description, which has not been verified:

needed to pay off back debt

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	28
Revolving Credit Balance:	$4,546.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 361904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361904	$8,000	$8,000	12.41%	1.00%	November 14, 2008	November 18, 2011	November 18, 2012	$1,400

                This series of Notes was issued upon closing and funding of member loan 361904. Member loan 361904 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	United States Department Of Defence	Debt-to-income ratio:	6.38%
Length of employment:	1 year	Location:	Tracy, CA

Home town:	Hayward
Current & past employers:	United States Department Of Defence
Education:

This borrower member posted the following loan description, which has not been verified:

furniture for new home

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,740.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you really work for DOD? You misspelled "defense"	Yes I do work for the department of "defense".

Member Payment Dependent Notes Series 361916

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361916	$4,800	$4,800	8.00%	1.00%	November 17, 2008	November 19, 2011	November 19, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 361916. Member loan 361916 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	KOIKE ARONSON INC	Debt-to-income ratio:	17.81%
Length of employment:	58 years	Location:	DELEVAN, NY

Home town:	Yorkshire
Current & past employers:	KOIKE ARONSON INC
Education:

This borrower member posted the following loan description, which has not been verified:

6000 FOR THREE YEARS

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71,386.00	Public Records On File:	0
Revolving Line Utilization:	11.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361939	$7,800	$7,800	11.14%	1.00%	November 12, 2008	November 18, 2011	November 18, 2012	$3,200

                This series of Notes was issued upon closing and funding of member loan 361939. Member loan 361939 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Rabobank N A	Debt-to-income ratio:	20.46%
Length of employment:	16 years	Location:	BAKERSFIELD, CA

Home town:	Bakersfield
Current & past employers:	Rabobank N A, Wendys
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

The money will be used to pay off credit card and personal loan debts. I have just finished school and received a promotion. The interest rates have become quite high.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,437.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361945

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361945	$15,000	$15,000	13.99%	1.00%	November 17, 2008	November 18, 2011	November 18, 2012	$3,200

                This series of Notes was issued upon closing and funding of member loan 361945. Member loan 361945 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Companion Hospice/Home Health	Debt-to-income ratio:	5.38%
Length of employment:	4 years 10 months	Location:	Moreno Valley, CA

Home town:	nigeria
Current & past employers:	Companion Hospice/Home Health, Manorcare HCR
Education:	El Camino College Compton Center

This borrower member posted the following loan description, which has not been verified:

To use part of the money to pay off and close exiting loans and to fix bathroom and kitchen

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	76
Revolving Credit Balance:	$12,945.00	Public Records On File:	1
Revolving Line Utilization:	76.60%	Months Since Last Record:	18
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 362106

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362106	$6,000	$6,000	7.68%	1.00%	November 17, 2008	November 19, 2011	November 19, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 362106. Member loan 362106 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Eastover Investments	Debt-to-income ratio:	24.15%
Length of employment:	1 year 3 months	Location:	Brandon, MS

Home town:	Jackson
Current & past employers:	Eastover Investments, Siemens Energy & Automation
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am the managing director for Eastover Investments, located in Jackson, MS. Eastover owns/develops multiple real estate properties such as hotels, retail/commercial buildings, golf complexes & commericial sites for development use. Eastover currently owns & manages $8 million in property assets. We are pursuing this loan as a means to extend our business into an Assisted Living development on one of our undeveloped sites. The $6,000 loan will be used to perform an initial market study on the site (which will be completed by Maxfield Research Inc). The market study will be used to determine the following: ? Analysis of the 55+ population and households by 5-year age group; ? Analysis of household incomes of the 55; ? Analysis of household tenure (owner, renter); ? Analysis of home values in the Jackson, Mississippi area and the ability of households age 55 and over to sell their homes within a reasonable period of time and for what value; ? Completion of an inventory of competitive senior housing products in the draw area; ? Information on any pending senior developments that may have an impact on new senior housing products that would be developed; ? Calculations of demand for various senior housing products; ? Preliminary conclusions based on the findings. If the initial market study reveals sufficient potential demand for additional senior products, then our next step would be to conduct a more in-depth Full Market Feasibility Study (which would require another loan of nearly $7,500 & would also be conducted by Maxfield Research). This is our first time to use LendingClub, but we have been very interested in exploring its potential for our business uses for quite some time. We feel that this is a great opportunity for us because of the low-risk small-loan that we are requesting. We are also highly confident that we will be able to properly pay back this loan on time. Thank you for you consideration, Nirav Patel Managing Director Eastover Investments

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,478.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362114

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362114	$7,000	$7,000	15.57%	1.00%	November 12, 2008	November 19, 2011	November 19, 2012	$500

                This series of Notes was issued upon closing and funding of member loan 362114. Member loan 362114 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,042 / month
Current employer:	La Casa de Don Pedro	Debt-to-income ratio:	2.72%
Length of employment:	10 years 5 months	Location:	newark, NJ

Home town:	guayama
Current & past employers:	La Casa de Don Pedro, Branch Brook School
Education:	Montclair Atate University

This borrower member posted the following loan description, which has not been verified:

I would like to have a loan to consolidate and give a down payment towards a property

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	35
Revolving Credit Balance:	$3,273.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you please explain your past deliquencies.	I was very ingnorant at that time and did not know the important of a credit report, now I know this is why I am able to manage my credit often and make sure everything is paid on time. I will like does negative that it is affecting my report to be remove from my file.

Member Payment Dependent Notes Series 362127

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362127	$8,000	$8,000	12.72%	1.00%	November 13, 2008	November 19, 2011	November 19, 2012	$2,300

                This series of Notes was issued upon closing and funding of member loan 362127. Member loan 362127 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	MGP Ingredients, Inc.	Debt-to-income ratio:	14.40%
Length of employment:	2 years 11 months	Location:	Atchison, KS

Home town:	Lawrence
Current & past employers:	MGP Ingredients, Inc., Westside Veterinary Clinic, Wal-Mart Stores
Education:	Highland Community College, Park University, Benedictine College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay for my husband's expenses and tuition to attend Mobile Dynamics. Mobile Dynamics is a school specializing in car audio installation. For 16 years my husband has been very passionate about car audio and has competed in USACII very seriously for the last 3 years. He is planning on attending the USACCI world finals for the 3rd time this November. In 2006 and 2007 he placed 3rd in the nation for his class. His installation skills are good, however, he would like to improve his skills and become certified. The certifications he will receive through the 8 week course will enable him to work within the car audio industry. In August of this year, my husband was terminated from his job of over 5 years as a steel machinist due to a skin rash that was caused from the contact with the metal he worked with. Currently he is receiving workman's compensation and is classified as partially disabled. This school would allow him to change his career and would allow him to work in an industry that he loves as well as one that is not detrimental to his health.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,479.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the chance and timeline for your husband to find a stable job after this training? Will you be able to pay for this loan even if he does not get a job?	He has already been speaking to some stereo shops and interest has been expressed once he has the certifications and a "sample" of his abilities. After he returns from school, he is planning on building his truck to show at interviews. Currently he is drawing a workman's compensation check every week and will do so until his case is settled or until he gets another job. If the job pays less than his current income, the difference will still be paid through worker's compensation until the case is settled.

Member Payment Dependent Notes Series 362148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362148	$10,000	$10,000	9.07%	1.00%	November 17, 2008	November 19, 2011	November 19, 2012	$1,000

                This series of Notes was issued upon closing and funding of member loan 362148. Member loan 362148 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Pathfinder Systems	Debt-to-income ratio:	9.62%
Length of employment:	4 years 11 months	Location:	kansas city, MO

Home town:	Des Plaines
Current & past employers:	Pathfinder Systems, Breakthrough to Literacy
Education:	Park University

This borrower member posted the following loan description, which has not been verified:

I would like a loan to consolidate my credit card debt into one easy payment. I bought a fixer-upper a few years ago and it needed a lot of TLC. I financed much of it with credit cards and my savings. So at this point in my life I would like to consolidate my debt and start to build up savings again so that I can purchase a new car in a year. I have a solid credit history, am in good health, and passionate about my career. I work at a stable mfg company as an engineering assistant. I love my work and my employer considers me an asset to the company. I have never defaulted on a loan and I do have a plan to pay off this loan as quickly as possible. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,917.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a $500 to $1000 cash reserve so you don't have to rely on credit cards for emergencies?	I will after I consolidate my debt with this loan.
You asked for $10,000 to consolidate debt, but your revolving credit balance is $18,917. Why don't you want to consolidate the remaining $8,917? Thanks.	About $3800 of that is a student loan at 2.99%. Another $5800 is on a promotional loan of 4.99%. With those low interest rates it doesn't make sense to refinance at 9%.

Member Payment Dependent Notes Series 362159

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362159	$1,600	$1,600	10.83%	1.00%	November 14, 2008	November 20, 2011	November 20, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 362159. Member loan 362159 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,427 / month
Current employer:	Sheridan Electric	Debt-to-income ratio:	5.36%
Length of employment:	3 years 7 months	Location:	WARWICK, RI

Home town:	Hood River
Current & past employers:	Sheridan Electric
Education:

This borrower member posted the following loan description, which has not been verified:

I have had some unexpected expenses which have left me short on cash to cover my basic living expenses. This money is to recover that deficit while I work to cut my monthly expenses to make up for it.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	18
Revolving Credit Balance:	$7,020.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362236	$7,000	$7,000	11.78%	1.00%	November 17, 2008	November 20, 2011	November 20, 2012	$1,225

                This series of Notes was issued upon closing and funding of member loan 362236. Member loan 362236 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,730 / month
Current employer:	BJ's Wholesaleclub Inc	Debt-to-income ratio:	16.85%
Length of employment:	2 years	Location:	WORCESTER, MA

Home town:	Worcester
Current & past employers:	BJ's Wholesaleclub Inc
Education:	Caribbean University-Bayamon

This borrower member posted the following loan description, which has not been verified:

I had a death in family of my grandmother and I need to help with some expenses

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	29
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 362309

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362309	$4,000	$4,000	12.72%	1.00%	November 17, 2008	November 20, 2011	November 20, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 362309. Member loan 362309 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,238 / month
Current employer:	n/a	Debt-to-income ratio:	3.98%
Length of employment:	n/a	Location:	Bethel, CT

Home town:	Mays Landing
Current & past employers:	Plaid
Education:	University of Hartford

This borrower member posted the following loan description, which has not been verified:

I have racked up a good amount of credit card debt and would like to consolidate it into one loan with a lower interest rate.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,490.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current Employer n/a ? ?	I work for Plaid. http://www.thinkplaid.com
What measures are you taking to not fall in the same credit card trap again? if any?	I'm trying to create a better budget based on what I'm going to buy that month rather than just arbitrary static numbers. Also, I'm trying to pay with cash more whenever possible. I've gone down to using only 2 credit cards which will also help. Thanks for your question.

Member Payment Dependent Notes Series 362321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362321	$3,000	$3,000	7.68%	1.00%	November 14, 2008	November 20, 2011	November 20, 2012	$200

                This series of Notes was issued upon closing and funding of member loan 362321. Member loan 362321 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,854 / month
Current employer:	Computer Sciences Corporation	Debt-to-income ratio:	3.97%
Length of employment:	2 years 5 months	Location:	Frederick, MD

Home town:
Current & past employers:	Computer Sciences Corporation
Education:	Anne Arundel Community College, University of Maryland-Baltimore County

This borrower member posted the following loan description, which has not been verified:

My wife and I owe approximately $3,000 to American Express, most of it from expenses related to our recent move to a new city (lovely Frederick, Maryland). We'd like to obtain a better rate on that debt. Proceeds from this loan would be used only to pay off that debt. We're pretty frugal people, and we are serious about paying money we owe -- neither of us has ever made a late payment on anything. I'm stably employed in the IT industry and my wife works full-time as an administrative assistant. Our only debt is the $3000 already mentioned and our student loans. We're looking forward to paying interest to individual investors instead of a credit card company.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1980	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,361.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362392

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362392	$7,250	$7,250	11.78%	1.00%	November 14, 2008	November 20, 2011	November 20, 2012	$2,800

                This series of Notes was issued upon closing and funding of member loan 362392. Member loan 362392 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	UPS	Debt-to-income ratio:	5.04%
Length of employment:	10 years	Location:	Duluth, GA

Home town:	hongkong
Current & past employers:	UPS, DHL
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I got a new job in LA and will be relocating there. I need to get a loan to help with my relocation costs. I have stable monthly income as well as annual bonus.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	65
Revolving Credit Balance:	$2,134.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362395

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362395	$6,500	$6,500	13.99%	1.00%	November 14, 2008	November 20, 2011	November 20, 2012	$2,300

                This series of Notes was issued upon closing and funding of member loan 362395. Member loan 362395 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,251 / month
Current employer:	Bio-Rad Laboratories	Debt-to-income ratio:	13.81%
Length of employment:	8 years 3 months	Location:	Vallejo, CA

Home town:	Quezon City
Current & past employers:	Bio-Rad Laboratories, Sprint Telecommunications
Education:	San Francisco State University, Contra Costa College, De LaSalle College

This borrower member posted the following loan description, which has not been verified:

To get a better fixed rate for my credit card debt and to be able to pay off my debt faster

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,212.00	Public Records On File:	0
Revolving Line Utilization:	63.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362438

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362438	$7,500	$7,500	12.09%	1.00%	November 17, 2008	November 21, 2011	November 21, 2012	$3,400

                This series of Notes was issued upon closing and funding of member loan 362438. Member loan 362438 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Selerum Inc.	Debt-to-income ratio:	19.73%
Length of employment:	7 years	Location:	NOVATO, CA

Home town:	Fredricksburg
Current & past employers:	Selerum Inc.
Education:	Santa Barbara City College

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to Consolidate my credit along with my wife's. We have multiple credit cards with different APRs. I want to pay all our Credit Cards off with the loan.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	71
Revolving Credit Balance:	$12,985.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 362498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362498	$4,550	$4,550	8.00%	1.00%	November 14, 2008	November 21, 2011	November 21, 2012	$425

                This series of Notes was issued upon closing and funding of member loan 362498. Member loan 362498 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,883 / month
Current employer:	Vanity Fair Brands (a division of Fruit of the Loom)	Debt-to-income ratio:	5.58%
Length of employment:	1 year 3 months	Location:	Decatur, GA

Home town:	Van Nuys
Current & past employers:	Vanity Fair Brands (a division of Fruit of the Loom)
Education:	Western Carolina University

This borrower member posted the following loan description, which has not been verified:

Hello! I'm excited about having a qualified buyer for my home in Atlanta. Their inspector found some minor repairs that I am taking responsibility for, and the buyer wants to negotiate the addition of a fence around my backyard. I would really like to give them what they want. The quotes so far for the repairs and the fence come to $4553.00. Provided we can come to an agreement about this, we should be able to move toward a closing on 12/29. The repairs consist of: Replacing the handrail along the stairs to 2nd level Re-keying the side door since lock is stuck Having the chimney cleaned Replacing a broken window in the greehouse Repaving cracks in the asphalt driveway Replacing the wire fencing in the backyard with 6' wood panels and two gates Thanks for your assistance in this endeavor.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,572.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
JUST TRYING TO HELP,LOWES WILL REKEY FOR FREE	That is news I can use! There is a Lowe's near me so I will go check on that. A handyman had quoted $75 to replace the doorknob and lock and repair the hole in the doorframe where the deadbolt slides into, which is where I think the problem is. I appreciate the advice!
Do you intend to repay this loan on or near your closing date?	Actually no... I was planning to make payments for a while, and use the funds from closing to move me and my mom (who lives with me and is disabled) to an apartment closer to the hospital. Truthfully my backyard has become a bit much to manage, and my mom can't climb the inside stairs anymore so I'm going to rent an apt with no yard or stairs for a year. I will need to have a lump sum for the security deposit and 1st and 2nd, plus moving expenses. Since the payments on this loan are so reasonable, I was planning on making payments for a year to 18 months. I have always been able to pay my debts off in advance though. Thanks for asking. Lori C.

Member Payment Dependent Notes Series 362505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362505	$3,000	$3,000	7.68%	1.00%	November 14, 2008	November 22, 2011	November 22, 2012	$325

                This series of Notes was issued upon closing and funding of member loan 362505. Member loan 362505 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,613 / month
Current employer:	South Central Kansas Special Eduation Cooperative	Debt-to-income ratio:	19.33%
Length of employment:	5 months	Location:	Mullinville, KS

Home town:	Topeka
Current & past employers:	South Central Kansas Special Eduation Cooperative
Education:	Emporia State University

This borrower member posted the following loan description, which has not been verified:

I am assisting a family member move down to Mississippi for a new job.

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,707.00	Public Records On File:	0
Revolving Line Utilization:	13.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362514

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362514	$10,000	$10,000	9.07%	1.00%	November 17, 2008	November 21, 2011	November 21, 2012	$1,000

                This series of Notes was issued upon closing and funding of member loan 362514. Member loan 362514 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Self	Debt-to-income ratio:	9.79%
Length of employment:	3 years 5 months	Location:	San Francisco, CA

Home town:	Champaign
Current & past employers:	Self, Critical Path
Education:	University of Illinois-Urbana/Champaign

This borrower member posted the following loan description, which has not been verified:

I am currently in the middle of installing solar panels on my duplex in San Francisco. I own the house with a partner and my husband. We attempted to get a standard HELOC to pay for this, but were unable to because of the current credit market. We have also become part of a buyer's coop for the panels/installation, which gave us an additional discount on the whole project (www.1bog.com).

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 362516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362516	$5,000	$5,000	11.78%	1.00%	November 17, 2008	November 21, 2011	November 21, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 362516. Member loan 362516 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	GuardsMark LLC security	Debt-to-income ratio:	2.07%
Length of employment:	2 years	Location:	EL PASO, TX

Home town:	el paso
Current & past employers:	GuardsMark LLC security
Education:

This borrower member posted the following loan description, which has not been verified:

to pay off some bills

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,312.00	Public Records On File:	0
Revolving Line Utilization:	17.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 362592

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362592	$9,000	$9,000	15.57%	1.00%	November 18, 2008	November 21, 2011	November 21, 2012	$425

                This series of Notes was issued upon closing and funding of member loan 362592. Member loan 362592 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,333 / month
Current employer:	St. Paul AME Church & Victorian Trading Company	Debt-to-income ratio:	0.00%
Length of employment:	2 months	Location:	Overland Park, KS

Home town:	Charleston
Current & past employers:	St. Paul AME Church & Victorian Trading Company
Education:	Clemson University

This borrower member posted the following loan description, which has not been verified:

I am a Pastor of a small church in Independence, MO. My wife and I recently moved from Northwest Arkansas to serve at this church. In light of our move, we had to place our home on the market and pray for it to sell. We finally got an offer and we really need to sell the home. Unfortunately, the offer is lower that we would like, but we have to accept it because we don't know if another offer will come at all. We need $9,000 to cover the closing cost, so that we can sell the home and close that chapter in our lives.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	66
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your wife's income included in the profile info your provided?	No, this is my income only.

Member Payment Dependent Notes Series 362608

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362608	$3,000	$3,000	13.36%	1.00%	November 17, 2008	November 21, 2011	November 21, 2012	$275

                This series of Notes was issued upon closing and funding of member loan 362608. Member loan 362608 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,594 / month
Current employer:	Circuit City Stores	Debt-to-income ratio:	17.46%
Length of employment:	1 month	Location:	San Luis Obispo, CA

Home town:	Live Oak
Current & past employers:	Circuit City Stores, Student Life & Leadership - Cal Poly, San Luis Obispo
Education:	California Polytechnic State University (CalPoly)

This borrower member posted the following loan description, which has not been verified:

Need a small loan to cover a Large Deposit and Moving Expenses for a new home.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,922.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you aware of any potential effects on your job from the bankruptcy filing?	To clarify Circuit City filled for Chapter 11 and it's assets still out weigh it's debts, which means it is NOT going out of business and is in a reorganization period under the direction of the new C.E.O. For me, I'm still employeed and my store is remaining open. THis is a part time job while I finish college after which I plan to persue employement in the Bay Area and am already conducting interviews! = D. For more information you can read: Chapter 11: http://www.uscourts.gov/bankruptcycourts/bankruptcybasics/chapter11.html CCity Status: http://news.yahoo.com/s/ap/20081110/ap_on_bi_ge/circuit_city_bankruptcy

Member Payment Dependent Notes Series 362664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362664	$4,800	$4,800	9.07%	1.00%	November 17, 2008	November 22, 2011	November 22, 2012	$325

                This series of Notes was issued upon closing and funding of member loan 362664. Member loan 362664 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	A H Spann DDS and Associates	Debt-to-income ratio:	14.60%
Length of employment:	5 months	Location:	FRANKFORT, OH

Home town:	Frankfort
Current & past employers:	A H Spann DDS and Associates, Dr. Mark Conner, Dr. William Britton
Education:	Ohio University-Chillicothe Campus, Ohio State School of Dentistry

This borrower member posted the following loan description, which has not been verified:

we would like to have the money to consolidate some credit cards and to have cash for emergencies

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,900.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362787	$1,500	$1,500	10.51%	1.00%	November 13, 2008	November 23, 2011	November 23, 2012	$250

                This series of Notes was issued upon closing and funding of member loan 362787. Member loan 362787 was requested on November 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Peninsula School District	Debt-to-income ratio:	12.94%
Length of employment:	5 years 4 months	Location:	Spanaway, WA

Home town:	Hutchinson
Current & past employers:	Peninsula School District, Sprint, Donnelly Communications, Educational Technology, Inc., Highline School District, Haysville School District, Kansas City, MO, School District
Education:	University of Kansas, University of Missouri - Kansas City, Lesley University

This borrower member posted the following loan description, which has not been verified:

I am a secondary history teacher with a Master's degree working toward National Board certification. I am able to earn college credit for the work I do toward the certification, but after paying the "start up" costs for the program don't have the funds for the university credit. Once I have achieved National Board certification, not only will my competence as an educator have been verified through the extensive, self-examinatory process, but my "bankability" will increase due to the salary increase that accompanies successful completion of the certification process. At my school, we teach our incoming Freshmen an acronym that embodies the qualities we would like to see them embody while as student and as they move into the "real world." RACER stands for Respect, Attitude, Courage, Excellence, and Responsibility. I believe I embody these qualities and serve as a role model for my students. It is also these very qualities that make me a perfect candidate for the loan I am requesting. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on November 9, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	34
Revolving Credit Balance:	$388.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362838

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362838	$5,000	$5,000	10.20%	1.00%	November 14, 2008	November 23, 2011	November 23, 2012	$450

                This series of Notes was issued upon closing and funding of member loan 362838. Member loan 362838 was requested on November 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Nielsen Company	Debt-to-income ratio:	11.09%
Length of employment:	6 years	Location:	STURGEON BAY, WI

Home town:	sturgeon bay
Current & past employers:	Nielsen Company
Education:	university of wisconsin - green bay

This borrower member posted the following loan description, which has not been verified:

I am consolidating credit card debt.

A credit bureau reported the following information about this borrower member on November 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$836.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 362851

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362851	$5,000	$5,000	11.46%	1.00%	November 17, 2008	November 23, 2011	November 23, 2012	$575

                This series of Notes was issued upon closing and funding of member loan 362851. Member loan 362851 was requested on November 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,188 / month
Current employer:	IPG	Debt-to-income ratio:	13.09%
Length of employment:	4 years 1 month	Location:	Corona, NY

Home town:
Current & past employers:	IPG
Education:	TCI - College of Technology

This borrower member posted the following loan description, which has not been verified:

A little about myself. I graduated in 2001 from the New York City College of Technology and since then I have been working in the Information Technology field for about 7 years. I have been with my current employer for about 4 years now. I am in need of a little extra funding for my first E-Commerce website. I have a team of designers and programmers ready to take on my project. I have excellent credit and have never been late on any payments.

A credit bureau reported the following information about this borrower member on November 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,042.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362934	$6,000	$6,000	11.46%	1.00%	November 18, 2008	November 24, 2011	November 24, 2012	$700

                This series of Notes was issued upon closing and funding of member loan 362934. Member loan 362934 was requested on November 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Nordstrom	Debt-to-income ratio:	4.34%
Length of employment:	4 years 5 months	Location:	Portland, OR

Home town:	Portland
Current & past employers:	Nordstrom, Sam Barlow High School
Education:	Portland State University

This borrower member posted the following loan description, which has not been verified:

Due to a recent amount of pain in my mouth, I had an appointment with a dentist and needs quite a bit of work done; it ranges from route canals to getting wisdom teeth pulled. The fact is I cannot live with the pain so I must get it fixed, and this is my opportunity to be able to pay for it.

A credit bureau reported the following information about this borrower member on November 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	36
Revolving Credit Balance:	$3,430.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363252

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363252	$3,000	$3,000	7.37%	1.00%	November 17, 2008	November 26, 2011	November 26, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 363252. Member loan 363252 was requested on November 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,625 / month
Current employer:	Conneaut Area City Schools	Debt-to-income ratio:	8.95%
Length of employment:	22 years	Location:	CONNEAUT, OH

Home town:	Conneaut
Current & past employers:	Conneaut Area City Schools, The Grand River Academy, St. John Catholic High School
Education:	Ohio University-Main Campus, Kent State University-Ashtabula Campus, Youngstown State University

This borrower member posted the following loan description, which has not been verified:

The loan will be used as an investment in my home that will allow me to save money on my winter heating cost. I plan to purchase a coal stove to reduce my reliance on natural gas as my primary heating source. The monthly bills are out of hand (budgeted at over $200.00 a month) and I hope to save considerably with this anthracite burning stove.

A credit bureau reported the following information about this borrower member on November 12, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,975.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363281	$2,400	$2,400	14.93%	1.00%	November 17, 2008	November 25, 2011	November 25, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 363281. Member loan 363281 was requested on November 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,480 / month
Current employer:	United States Government	Debt-to-income ratio:	21.55%
Length of employment:	10 years	Location:	Orange Park, FL

Home town:	Key west
Current & past employers:	United States Government
Education:	University Of Tampa

This borrower member posted the following loan description, which has not been verified:

We came into these bills when i had to pay for this operation for my son. Some of the stuff needed for his recovery was covered but some of it was not covered by the insurance. I thankyou for any and all help i can receive.

A credit bureau reported the following information about this borrower member on November 11, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	42
Revolving Credit Balance:	$4,332.00	Public Records On File:	1
Revolving Line Utilization:	98.50%	Months Since Last Record:	55
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363596

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363596	$3,000	$3,000	7.68%	1.00%	November 18, 2008	November 27, 2011	November 27, 2012	$200

                This series of Notes was issued upon closing and funding of member loan 363596. Member loan 363596 was requested on November 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	City of Anaheim	Debt-to-income ratio:	11.90%
Length of employment:	7 years 5 months	Location:	Anaheim, CA

Home town:	Seattle
Current & past employers:	City of Anaheim
Education:	Cal State Fullerton College

This borrower member posted the following loan description, which has not been verified:

I'm an electronics online wholesaler specializing in online auction sales through websites such as Ebay, U-bid, Alibaba, Trade.com and EC21.com. I have been selling online successfully since March 2001. I,m a Powerseller on Ebay with over 1,251 items sold. My Ebay user id is pnketia and you can verify my feedback on their site as well as look at some of the current items I have for sale. I specialize in buying used/salvaged/broken laptops and I refurbish them and custom paint them for sale. This is a very profitable business but now I am looking to expand and I was fortunate to get a supplier of used laptops that is willing to sell to me in bulk quantities. I need this loan in addition to 2k I am putting up to purchase a lot of 35 used Dell D600 laptops which when completely refurbished can return a potential profit of $7500 in 30 days.

A credit bureau reported the following information about this borrower member on November 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,263.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363640

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363640	$5,500	$5,500	9.38%	1.00%	November 18, 2008	November 27, 2011	November 27, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 363640. Member loan 363640 was requested on November 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Heritage Mint, Ltd.	Debt-to-income ratio:	5.36%
Length of employment:	7 years 10 months	Location:	Phoenix, AZ

Home town:	Williston
Current & past employers:	Heritage Mint, Ltd., Collins College
Education:	Collins College

This borrower member posted the following loan description, which has not been verified:

Consolidate my personal loan and credit card with a lower interest rate.

A credit bureau reported the following information about this borrower member on November 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	34
Revolving Credit Balance:	$2,707.00	Public Records On File:	0
Revolving Line Utilization:	56.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363763

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363763	$1,200	$1,200	10.83%	1.00%	November 18, 2008	November 28, 2011	November 28, 2012	$200

                This series of Notes was issued upon closing and funding of member loan 363763. Member loan 363763 was requested on November 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	1st Financial Bank	Debt-to-income ratio:	6.59%
Length of employment:	1 year	Location:	Kansas City, MO

Home town:	North Kansas City
Current & past employers:	1st Financial Bank, The Private Bank, FBD Consulting, GOLD/M&I Bank
Education:	University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

i need this loan to pay off a few credit card debts to have a lil extra cash for Christmas Gifts. Please help. Its that time of year again

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	67
Revolving Credit Balance:	$1,262.00	Public Records On File:	0
Revolving Line Utilization:	42.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Prospectus Supplement (Sales Report) No. 5 dated November 18, 2008